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                   CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES


                                   EXHIBIT 11


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                     THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                          APRIL 30,                          APRIL 30,
                                                                    1996           1995                1996           1995
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
Primary:
     Average shares outstanding                                   6,417,260      6,268,468           6,411,266      6,268,468
     Net effect of dilutive stock options - based on
          treasury stock method using average market
          price                                                      24,064         21,710              25,093         21,757
                                                              -----------------------------------------------------------------
               Totals                                             6,441,324      6,290,178           6,436,359      6,290,225
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Net income                                                         $900,681       $800,029          $1,537,083     $1,353,414
                                                              -----------------------------------------------------------------
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Per share amount                                                      $0.14          $0.13               $0.24          $0.22
                                                              -----------------------------------------------------------------
                                                              -----------------------------------------------------------------

Fully diluted:
     Average shares outstanding                                   6,417,260      6,268,468           6,411,266      6,268,468
     Net effect of dilutive stock options - based on
          treasury stock method using period end market
          price, if greater than the average market price            27,067         21,805              26,595         21,805
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               Totals                                             6,444,327      6,290,273           6,437,861      6,290,273
                                                              -----------------------------------------------------------------
                                                              -----------------------------------------------------------------
Net income                                                         $900,681       $800,029          $1,537,083     $1,353,414
                                                              -----------------------------------------------------------------
                                                              -----------------------------------------------------------------

Per share amount                                                      $0.14          $0.13               $0.24          $0.22
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